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Exhibit 99.1

        BioTransplant Incorporated
Third Quarter 2002 Financial Results Release

BIOTRANSPLANT REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS

Company Announces Restructuring and Notice to Gambro BCT of Breach of Eligix™ Distribution Agreement

CHARLESTOWN, Mass., November 15, 2002 /—BioTransplant Incorporated (Nasdaq: BTRN) today reported financial results for the third quarter ended September 30, 2002.

The Company also announced a restructuring plan intended to preserve its rights to MEDI-507 while reducing its cash burn rate. BioTransplant intends to evaluate possible partnering agreements, divestitures or closures of all programs and assets other than MEDI-507. A primary focus of this new initiative will be to secure a partner for the development of BioTransplant's proprietary AlloMune® System primarily for the treatment of hematological malignancies and solid organ transplants.

In conjunction with the restructuring, BioTransplant has given all employees a tentative notice of termination at a future date. If the partnering efforts are successful by that date, the Company will reevaluate this proposed reduction in force.

Finally, the Company expects to implement additional changes in the future as part of this restructuring plan.

"We were disappointed to learn that the development timeline for MEDI-507 had been extended, but based on the encouraging clinical data recently announced by our partner, MedImmune, Inc, we continue to believe that MEDI-507 represents a valuable asset to BioTransplant and its shareholders. We expect that our actions today will reduce our burn rate, and are a first toward enabling us to achieve our long-term goal of realizing the potential value of the MEDI-507 program." stated Donald B. Hawthorne, Chief Executive Officer of BioTransplant.

The Company also announced today that it has notified Gambro BCT, Inc. that it believes that Gambro is in material breach of the distribution agreement between the parties relating to the distribution of the Eligix Cell Separation Systems. Under the terms of the agreement, unless Gambro cures its breach within the cure period specified in the agreement, the agreement will automatically terminate. Gambro has separately informed BioTransplant that it intends to seek dispute resolution under the terms of the agreement with respect to certain issues. Upon the expected termination of the Gambro distribution agreement, the Company plans to seek additional partners for the Eligix HDM Cell Separation Systems.

BioTransplant Incorporated
Third Quarter 2002 Financial Results Release

Third Quarter 2002 Financial Results

BioTransplant reported a net loss for the third quarter of 2002 of $5.17 million, or $0.20 per share. This compares to a net loss of $24.08 million, or $1.08 per share, in the second quarter of this year, which included a loss from impairment of $17.96 million related to the goodwill and intangible assets acquired by BioTransplant in its acquisition of Eligix, Inc. in 2001. For the third quarter of 2001, the Company reported a net loss of $6.77 million, or $0.35 per share, which included $0.7 million of goodwill amortization related to the acquisition of Eligix, Inc. in 2001. Weighted average shares outstanding for the quarters ended September 30, 2002 and 2001 were approximately 25.34 million and 19.28 million, respectively.

Revenues for the third quarter of 2002 totaled $0.34 million, compared to $0.21 million in revenues reported for the same quarter last year. Revenues for the three months ended September 30, 2002 were due to product sales of $0.13 million and $0.21 million in Gambro milestone payments and upfront license fees, compared to product sales of $0.09 million and upfront license fees of $0.12 million in the third quarter of 2001. The increase in product sales and upfront license fees in the third quarter of 2002, as compared to the same period last year, is mainly due to the Company entering into an agreement with Gambro BCT in August of 2001. The Gambro milestone payments and upfront license fees have been recognized ratably over the expected remaining life of the Gambro BCT distribution agreement.

Research and development expenses for the three months ended September 30, 2002 were $2.99 million, compared to $2.99 million for the comparable period of 2001. Sales, general and administrative expenses for the three months ended September 30, 2002 were $1.73 million, compared to $1.28 million for the comparable period of 2001. The Company had cash, cash equivalents and short-term investments of $8.64 million as of September 30, 2002, as compared to $13.24 million as of June 30, 2002.

Conference Call

BioTransplant senior management will host a conference call at 8:30 AM Eastern Time on Friday November 15, 2002 to discuss these results.

The conference call may be accessed by dialing 800-360-9865 for domestic callers, and 973-694-6836 for international callers.

A replay of the conference call will be available from 10:00 am Eastern Time on November 15, 2002 through November 21, 2002, and may be accessed by dialing 800-428-6051 for domestic callers and 973-709-2089 for international callers. The passcode is 269132.

BioTransplant Incorporated
Third Quarter 2002 Financial Results Release

About BioTransplant

BioTransplant Incorporated, headquartered in Charlestown, Massachusetts, is a biotechnology company whose field of research includes treatments for cancer and autoimmune diseases and organ and tissue transplantation, for which current therapies are inadequate. Siplizumab (MEDI-507), a lead product the Company exclusively licensed to MedImmune, is in Phase II clinical trials for the treatment of psoriasis. The Company's AlloMune System is being developed to treat a variety of hematologic malignancies, and the Company owns Eligix Inc., a biomedical device company.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties, including, without limitation, statements relating to the potential termination of the Gambro distribution agreement, the Company's ability to take necessary measures to reduce its cash burn rate, maximize the value of its assets and achieve its long term corporate objectives, and the progress of clinical trials for MEDI 507. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors. Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: BioTransplant's ability to successfully negotiate partnering agreements for its programs and/or to otherwise secure the additional funding required for its operations and research and development programs; uncertainties relating to the successful resolution of BioTransplant's claims under the Gambro agreement; BioTransplant's and its third party collaborators' ability to successfully discover, develop and commercialize its products, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; market acceptance and penetration of BioTransplant's Eligix™ HDM Cell Separation Systems in the European Union; BioTransplant's ability to obtain and enforce the patent protection required for its products; and BioTransplant's ability to maintain collaborations and distribution arrangements with third parties. For a detailed discussion of these and other factors, see the section entitled "Business—Factors That May Affect Results" in BioTransplant's annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, and other filings that we may make with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

(Tables Follow)

BioTransplant Incorporated
Third Quarter 2002 Financial Results Release

BIOTRANSPLANT INCORPORATED AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2002	2001
Revenues	$345	$212

Expenses:
Cost of revenues	289	58
Research and development	2,994	2,987
Selling, general and administrative	1,731	1,283
Amortization of intangibles	286	1,011
Stock compensation	233	1,748

Total operating expenses	5,533	7,087

Interest income	40	160
Interest expense	(22)	(51)

Net Loss	$(5,170)	$(6,766)

Basic net loss per common share	$(0.20)	$(0.35)

Shares used in computing basic net loss per common share	25,341	19,278

BioTransplant Incorporated
Third Quarter 2002 Financial Results Release

BIOTRANSPLANT INCORPORATED AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,
	2002	2001
Revenues	$1,214	$212

Expenses:
Cost of revenues	574	58
Research and development	11,554	7,878
Selling, general and administrative	3,961	2,647
Amortization of intangibles	1,071	1,514
Stock compensation	1,979	3,098
In-process research and development (IPRD)	—	20,000
Loss from impairment	17,957	—

Total operating expenses	37,096	35,195

Interest income	115	441
Interest expense	(104)	(92)

Net Loss	($35,871)	($34,634)

Basic net loss per common share	($1.56)	($2.28)

Shares used in computing basic net loss per common share	22,963	15,169

SELECTED BALANCE SHEET INFORMATION

	September 30, 2002	December 31, 2001
Cash, cash equivalents and investments	$8,643	$14,245
Total assets	22,959	49,739
Stockholders' equity	14,600	38,879

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BIOTRANSPLANT REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS
Company Announces Restructuring and Notice to Gambro BCT of Breach of Eligix™ Distribution Agreement
(Tables Follow)
BIOTRANSPLANT INCORPORATED AND SUBSIDIARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts) (Unaudited)
BIOTRANSPLANT INCORPORATED AND SUBSIDIARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts) (Unaudited)
SELECTED BALANCE SHEET INFORMATION